UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 13, 2002

MIKOHN GAMING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	0-22752	88-0218876
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

920 Pilot Road, P.O. Box 98686, Las Vegas, NV 89193-8686
(Address of principal executive office and zip code)

(702) 896-3890
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

TABLE OF CONTENTS

Item 5. OTHER EVENTS

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EX-99.1

EX-99.2

EX-99.3

EX-99.4

EX-99.5

EX-99.6

Item 5.    Other Events

On August 13, 2002, John M. Garner, 43, was named Executive Vice President, Chief Financial Officer and Treasurer, replacing Don W. Stevens, who has served in that capacity since 1996 and retired. Mr. Garner brings to the Company extensive gaming industry experience. In his new capacity, Mr. Garner, a Certified Public Accountant, will be responsible for managing all financial and treasury functions, bank and financial community relationships and internal and industry analysis to support the Company’s goals for growth and profitability.

On August 16, 2002, David J. Thompson resigned as chief executive officer of Mikohn Gaming Corporation. Mr. Thompson will continue in his role as chairman of the board of directors. Russ McMeekin, who recently joined the company as president, will assume the duties of chief executive officer. He will report directly to the executive committee of the board of directors. The executive committee is chaired by Terrance W. Oliver. The other members of the committee are Douglas Todoroff, James Meyer and Peter Boynton.

Item 7.    Financial Statements And Exhibits

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

99.1	— Press release dated August 14, 2002 announcing the resignation of David J. Thompson as the chief executive officer of Mikohn Gaming Corporation.

99.2	— Press release dated August 13, 2002 announcing the appointment of John M. Garner as the chief financial officer of Mikohn Gaming Corporation.

99.3	— David J Thompson Post-Employment Agreement dated August 16, 2002.

99.4	— Don Stevens Post-Employment Agreement dated August 13, 2002.

99.5	— Loan and Security Agreement by and among Mikohn Gaming Corporation as borrower, the other obligors named herein, and Foothill Capital Corporation as lender dated as of February 14, 2002.

99.6	— Amendment Number 1 to Loan and Security agreement dated August 14, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIKOHN GAMING CORPORATION (Registrant)

/s/ CHARLES H. MCCREA, JR.
Charles H. McCrea, Jr. Executive Vice President, General Counsel and Corporate Secretary

August 20, 2002

EXHIBIT INDEX

Exhibit 99.1	Press release dated August 14, 2002 announcing the resignation of David J. Thompson as the chief executive officer of Mikon Gaming Corporation.

Exhibit 99.2	Press release dated August 13, 2002 announcing the appointment of John M. Garner as the chief financial officer of Mikohn Gaming Corporation.

Exhibit 99.3	David J Thompson Post-Empolyment Agreementdated August 16, 2002.

Exhibit 99.4	Don Stevens Post-Employment Agreement dated August 13, 2002.

Exhibit 99.5	Loan and Security Agreement by and among Mikohn Gaming Corporation as borrower, the other obligors named herein, and Foothill Capital Corporation as lender dated as of February 14, 2002.

Exhibit 99.6	Amendment Number 1 to Loan and Security agreement dated August 14, 2002.

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